UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) - November 9, 2021

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 9, 2021, Oncor Electric Delivery Company LLC, a Delaware limited liability company (“Oncor”), entered into a sustainability-linked Revolving Credit Agreement (the “New Credit Agreement”) among Oncor, as borrower, the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent for the Lenders and as swingline lender, the fronting banks from time to time parties thereto for letters of credit issued thereunder and the other financial institutions party thereto, including Citibank N.A. and Wells Fargo Securities, LLC, as co-sustainability structuring agents. Oncor intends to use the borrowings under the New Credit Agreement for working capital and other general corporate purposes.

The New Credit Agreement provides for an unsecured revolving credit facility in an aggregate principal amount of up to $2.0 billion. The New Credit Agreement also contains a customary accordion feature allowing Oncor to request an increase of up to $400 million, in $100 million increments, provided certain conditions set forth in the New Credit Agreement are met. The New Credit Agreement has a five-year term expiring on November 9, 2026 and gives Oncor the option of extending the term for up to two additional one-year periods.

Loans under the New Credit Agreement bear interest at per annum rates equal to, at Oncor’s option, (i) adjusted LIBOR plus an applicable margin of between 0.875% and 1.500%, depending on certain credit ratings assigned to Oncor’s debt (the “Applicable Debt Ratings”), or (ii) an alternate base rate (equal to the higher of (1) the prime rate of JPMorgan, (2) the greater of the federal funds effective rate or the overnight bank funding rate, plus 0.50%, and (3) adjusted LIBOR plus 1.0%) plus an applicable margin of between 0.000% and 0.500%, depending on the Applicable Debt Ratings. Based on Oncor’s current debt ratings, its LIBOR-based borrowings will bear interest at LIBOR plus 1.000% and its alternate base rate borrowings will bear interest at the alternate base rate plus 0.000%. The New Credit Agreement provides for an alternative rate of interest upon the occurrence of certain events related to the phase out of LIBOR.

A commitment fee is payable quarterly in arrears and upon termination or commitment reduction at a rate per annum equal to between 0.075% and 0.225% (such spread shall depend on the Applicable Debt Ratings) of the commitments under the New Credit Agreement. Based on Oncor’s current Applicable Debt Ratings, its commitment fee will be 0.100%. Letter of credit fees under the New Credit Agreement are payable quarterly in arrears and upon termination at a rate per annum equal to the spread over adjusted LIBOR under the New Credit Agreement. Fronting fees in an amount as separately agreed by Oncor and any fronting bank that issues a letter of credit are also payable quarterly in arrears and upon termination to each such fronting bank.

The New Credit Agreement includes sustainability-linked pricing metrics related to specific environmental and employee health and safety sustainability objectives. The New Credit Agreement provides that the applicable margin and commitment fee may be increased, decreased or have no change depending on Oncor’s annual performance on the two sustainability-linked pricing metrics set forth in the New Credit Agreement. The maximum pricing adjustment in any given year is +/- 0.01% on the commitment fee and +/- 0.05% on the applicable margin.

The New Credit Agreement contains customary covenants for facilities of this type, restricting, subject to certain exceptions, Oncor and its subsidiaries from, among other things:

•	incurring additional liens;

•	entering into mergers and consolidations;

•	sales of substantial assets; and

•	acquisitions and investments in subsidiaries.

In addition, the New Credit Agreement requires that Oncor maintain a maximum consolidated senior debt to capitalization ratio of 0.65 to 1.00 and observe certain customary reporting requirements and other affirmative covenants.

The New Credit Agreement also contains customary events of default for facilities of this type, the occurrence of which would allow the Lenders to accelerate all outstanding loans and terminate their commitments, including certain changes in control of Oncor that are not permitted transactions under the New Credit Agreement and cross-default provisions in the event Oncor or any of its subsidiaries defaults on indebtedness in a principal amount in excess of $100 million or receives judgments for the payment of money in excess of $100 million that are not discharged or stayed within 60 days.

The foregoing description of the New Credit Agreement is qualified in its entirety by reference to the complete terms of the New Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein. The Lenders and their respective affiliates have, from time to time, performed various financial advisory, dealer, commercial banking, investment banking and/or trustee services for Oncor and certain of its affiliates for which they have received customary fees and expenses.

ITEM 1.02.    TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On November 9, 2021, in connection with Oncor’s entrance into the New Credit Agreement, Oncor terminated its Revolving Credit Agreement, dated as of November 17, 2017, as amended by the First Amendment to Revolving Credit Agreement, dated November 2, 2020, among Oncor, as borrower, the lenders from time to time party thereto, JPMorgan, as administrative agent for the lenders and as swingline lender, and the fronting banks from time to time parties thereto for letters of credit issued thereunder (the “2017 Credit Agreement”). The 2017 Credit Agreement provided for an unsecured revolving credit facility in an aggregate principal amount of $2.0 billion and would have expired in November 2023. It was terminated at Oncor’s option in accordance with the termination provisions of the 2017 Credit Agreement. JPMorgan served as the administrative agent and swingline lender under the 2017 Credit Agreement and continues to serve in such roles under the New Credit Agreement. In addition, all of the Lenders under the New Credit Agreement were lenders under the 2017 Credit Agreement at the time of its termination.

ITEM 2.03.    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated as of November 9, 2021, among Oncor Electric Delivery Company LLC, as borrower, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and as swingline lender, the fronting banks from time to time party thereto for letters of credit issued thereunder and the other financial institutions party thereto.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: November 9, 2021